EXHIBIT 99.1

                   KMT 1995 Stock Option Plan





                 KOMAG MATERIAL TECHNOLOGY, INC.
                     1995 STOCK OPTION PLAN


                           ARTICLE ONE

                       GENERAL PROVISIONS


        I.        PURPOSE OF THE PLAN

                  This 1995 Stock Option Plan is intended to promote the interests of Komag Material Technology, Inc., a Delaware corporation, by providing eligible individuals with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in Komag, Incorporated, the Corporation's parent company, through long-term option grants designed to provide them with incentive to continue in the Corporation's service and contribute to the financial success of both the Corporation and Komag, Incorporated.

                  Capitalized  terms   shall  have  the  meanings
assigned to such terms in the attached Appendix.

       II.        ADMINISTRATION OF THE PLAN

                  A.       The   Plan   shall   be   administered
by the Compensation Committee of the Board. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

                  B.   The   Compensation   Committee   as   Plan
Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.

                  C. Service as Plan Administrator shall constitute service as a Board member, and members of the Compensation Committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service as the Plan Administrator. No member of the Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants thereunder.


                               2.

      III.        ELIGIBILITY

                  A.  The persons eligible  to  receive   option
grants    under   the   Plan   are  as follows:

                       (i)   Employees, and

                       (ii)  consultants  or  other   independent
         advisors who provide services to the Corporation (or any Subsidiary).

                  B. The Plan Administrator shall have full authority to determine which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding.

       IV.        STOCK SUBJECT TO THE PLAN

                  A. The stock issuable under the Plan shall be shares of Komag Stock, acquired by the Corporation through
(i) direct purchase from Komag or (ii) purchase on the open market. The maximum number of shares of Komag Stock which may be issued over the term of the Plan shall not exceed Sixty Thousand (60,000) shares.

                  B. Shares of Komag Stock subject to outstanding options under the Plan shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. All shares issued under the Plan, whether or not those shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Komag Stock available for subsequent issuance under the Plan. In addition, should the exercise price of an option under the Plan be paid with shares of Komag Stock, then the number of shares of Komag Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Komag Stock issued to the holder of such option.

                  C. Should any change be made to the Komag Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Komag Stock, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                               2.

                           ARTICLE TWO

                      OPTION GRANT PROGRAM


        I.        OPTION TERMS

                  Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. All options granted under the Plan shall be Non-Statutory Options.

                  A.       EXERCISE PRICE.

                           1.       The    exercise    price  per
share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Komag Stock on the option grant date.

                           2.       The   exercise   price   shall
become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Three and the documents evidencing the option, be payable in one or more of the forms specified below:

                                  (i)       cash  or  check  made
         payable to the Corporation,

                                 (ii)       shares    of    Komag
         Stock held for the requisite period necessary to avoid a charge to either the Corporation's or Komag's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                                (iii)       through   a   special
         sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                  Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.



                               3.

               B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten
(10) years measured from the option grant date.

               C. EFFECT OF TERMINATION OF SERVICE.

                    1. The following provisions shall govern the exercise of any options held by the Optionee at the time of his or her cessation of Service or death.

                                  (i)       Upon  the  Optionee's
          cessation of Service for any reason other than death, the Optionee shall not have more than a twelve (12)- month period (or such shorter period determined by the Plan Administrator and set forth in the agreement evidencing such option) following the date of such cessation of Service in which to exercise his or her outstanding options, but in no event may any such option be exercised after the specified expiration date of the option term.

                                 (ii)       Any  option  exercis-
          able in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. However, the right to exercise such option shall lapse, and the option shall cease to be outstanding, upon the earlier of (i) the first anniversary of the date of the optionee's death or (ii) the specified expiration date of the option term.

                                (iii)       During   the   appli-
          cable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any exercisable shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding with respect to any or all shares for which the option is not otherwise at that time exercisable.

                                 (iv)       Should the Optionee's
         Service  be   terminated   for   Misconduct,   then  all
         outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.



                               4.

               2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                           - extend  the period of time for which
         the option is to remain exercisable following the Optionee's cessation of Service from the specified post-Service exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                           - permit the  option to be  exercised,
         during the applicable post-Service exercise period, not only with respect to the number of shares of Komag Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments for which the option would have become exercisable had the Optionee continued in Service.

               D. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares of Komag Stock subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

               E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Komag Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

               F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death.

       II.        CORPORATE TRANSACTION

                  A. In the event of any KMT Corporate Transaction, each outstanding option under the Plan shall either be assumed by the successor corporation (or parent thereof) or replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof). In addition, all repurchase rights outstanding under the Plan at the time of the KMT Corporate Transaction shall be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction.

                               5.

                  B.  (i) In the  event  of any  Komag  Corporate
Transaction, each outstanding option under the Plan shall automatically accelerate so that each such option shall, for the five (5) business days immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all the shares of Komag Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Komag Stock. However, an outstanding option shall not so accelerate if and to the extent:

                                (i)    such   option    is,    in
connection with the Komag Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) or
(ii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

                                (ii)        All repurchase rights
outstanding under the Plan at the time of the Komag Corporate Transaction shall also terminate automatically, and the shares of Komag Stock subject to those terminated rights shall vest in full, immediately prior to the consummation of such Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with the Komag Corporate Transaction or
(ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

                               (iii)        Immediately following
the consummation of any Komag Corporate Transaction, all outstanding options under the Plan shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

                  C. Each option which is assumed in connection with a KMT or Komag Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

                  D. The grant of options shall in no way affect the right of the Corporation or Komag to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                               6.

      III.        CANCELLATION AND REGRANT OF OPTIONS

                  The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution new options covering the same or different number of shares of Komag Stock but with an exercise price per share based on the Fair Market Value per share of Komag Stock on the new option grant date.

                               7.

                          ARTICLE THREE

                          MISCELLANEOUS


        I.        FINANCING

                  The Plan Administrator may permit any Optionee to pay the option exercise price by delivering a promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee may not exceed the sum of (i) the aggregate option exercise price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee in connection with the option exercise.

       II.        TAX WITHHOLDING

                  The Corporation's obligation to deliver shares of Komag Stock upon the exercise of options under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

      III.        EFFECTIVE DATE AND TERM OF PLAN

                  A. The Plan shall become effective immediately upon adoption by the Board. However, no options granted under the Plan may be exercised until the Plan is approved by Komag, acting through the Komag Board, as the Corporation's majority stockholder. Should such approval not be obtained within twelve
(12) months after the date of adoption, then all options previously granted under this Plan shall terminate and cease to remain outstanding, and no further option grants shall be made under the Plan.

                  B. The Plan shall terminate upon the earlier of
(i) May 31, 2005 or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options under the Plan. If the date of termination is determined under clause (i) above, then all option grants outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants.

       IV.        AMENDMENT OF THE PLAN

                  The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options at the time outstanding under the Plan unless the Optionee consents to such amendment or

                               8.

modification.   In    addition,   any   amendment   which   would
(i) materially increase the maximum number of shares of Komag Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) materially modify the eligibility requirements for Plan participation or (iii) materially increase the benefits accruing to Plan participants shall require the approval of Komag, acting through the Komag Board, if Komag is at the time the Corporation's majority stockholder.

        V.        USE OF PROCEEDS

                  Any cash proceeds received by the Corporation from the sale of shares of Komag Stock under the Plan shall be used for general corporate purposes.

       VI.        REGULATORY APPROVALS

                  A. The implementation of the Plan, the granting of any option and the issuance of any shares of Komag Stock upon the exercise of any option shall be subject to the procurement by both the Corporation and Komag of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options and the shares of Komag Stock issued pursuant to it.

                  B. No shares of Komag Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Komag Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Komag Stock is then listed for trading.

      VII.        NO EMPLOYMENT/SERVICE RIGHTS

                  Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.


                               9.

                            APPENDIX


                  The following definitions shall be in effect under the Plan:

                  A. BOARD shall mean the Corporation's Board of Directors.

                  B. CODE shall mean the Internal Revenue Code of
1986, as amended.

                  C.   CORPORATION   shall  mean  Komag  Material
Technology, Inc., a Delaware corporation.

                  D. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

                  E.  EXERCISE  DATE shall mean the date on which
the option is exercised either by written notice delivered to the
Corporation   or  through   the   interactive   response   system
established with a Corporation-designated brokerage firm.

                  F. FAIR MARKET VALUE per share of Komag Stock on any relevant date shall be determined in accordance with the following provisions:

                                 (i)        If  the   Komag Stock
          is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Komag Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Komag Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                                (ii)        If  the  Komag  Stock
          is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Komag Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Komag Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Komag Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  G. KMT CORPORATE TRANSACTION shall mean any of the following transactions to which the Corporation is a party:

                              A-1.

                              (i)  a  merger  or  acquisition  in
          which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of incorporation,

                              (ii) the  sale,  transfer  or other
          disposition of all or substantially all of the assets of the Corporation, or

                              (iii) any  reverse  merger in which
          the Corporation is the surviving entity.

               H.  KOMAG  shall  mean  Komag,   Incorporated,   a
Delaware corporation, in its capacity as the owner of securities possessing fifty percent (50%) or more of the total combined voting power of the Corporation's outstanding securities.

               I. KOMAG BOARD shall mean the Board of Directors of Komag.

               J. KOMAG CORPORATE TRANSACTION shall mean any of the following stockholder-approved transactions effected while Komag is the owner of securities possessing fifty percent (50%) or more of the total combined voting power of the Corporation's outstanding securities:

                                 (i)        a  merger or acquisi-
          tion in which Komag is not the surviving entity, except for a transaction the principal purpose of which is to change the State of incorporation,

                                (ii)        the   sale,  transfer
          or other disposition of all or substantially all of Komag's assets, or

                               (iii)        any reverse merger in
          which Komag is the surviving entity.

               K. KOMAG STOCK shall mean shares of Komag common stock.

               L. KOMAG SUBSIDIARY shall mean any corporation (other than Komag or the Corporation) in an unbroken chain of corporations beginning with Komag, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               M. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Subsidiary) or Komag, or any other intentional misconduct by such person adversely affecting the

                              A-2.

business or affairs of the Corporation (or any Subsidiary) or Komag in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Subsidiary).

               N. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

               O. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

               P. OPTIONEE shall mean any person to whom an option is granted under the Plan.

               Q. PLAN  shall mean the  Corporation's  1995 Stock
Option Plan, as set forth in this document.

               R. PLAN ADMINISTRATOR  shall mean the Compensation
Committee of the Board acting in its capacity as administrator of the Plan.

               S. SERVICE shall mean the Optionee's performance of services for the Corporation (or any Subsidiary) in the capacity of an Employee or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant. An Optionee shall also be deemed to be engaged in such Service for any period of time the Optionee performs such services for Komag or any Komag Subsidiary, provided Komag is at the time the owner of securities possessing fifty percent (50%) or more of the total combined voting power of the Corporation's outstanding securities.

               T. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

               U. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. However, any subsidiary of the Corporation which has adopted a stock option, stock bonus, or other stock plan shall not be a Subsidiary for purposes of this Plan.



                              A-3.